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                                                                   Exhibit 23(A)




                         INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement on Form S-3 of Duke Energy Corporation of our report dated February 12, 1999 appearing in the annual report on Form 10-K of Duke Energy Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


Charlotte, North Carolina
June 25, 1999